Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints G.A. (Drew) Fitch and Jeffrey A. Losch, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement on Form F-1, and to any registration statement filed by the registrant under Securities and Exchange Commission Rule 462(b) under the U.S. Securities Act of 1933 which relates to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 24, 2010.

Signature	Title

/s/ Nancy L. Knowlton
Nancy L. Knowlton	Chief Executive Officer and Director (principal executive officer)

/s/ G.A. (Drew) Fitch
G.A. (Drew) Fitch	Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)

/s/ David A. Martin
David A. Martin	Executive Chairman and Director

/s/ Salim Nathoo
Salim Nathoo	Director

/s/ Arvind Sodhani
Arvind Sodhani	Director